THE MIDLAND COMPANY

			    7000 MIDLAND BOULEVARD
			      AMELIA, OHIO 45102

			   NOTICE OF ANNUAL MEETING



TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

We are providing you notice that the Annual Meeting of the Shareholders of The Midland Company will be held at the Company's offices, 7000 Midland Boulevard, Amelia, Ohio 45102, on Thursday, April 13, 2000, at 10 a.m., for the following purposes:

	1. To elect 5 members of the Board of Directors to hold office for three year terms.

	2.      To approve adoption of the Associate Discount Stock Purchase
		Plan.

	3.      To approve the Amended and Restated 1992 Associate Incentive
		Stock Plan.

	4. To approve an amendment to the Stock Option Plan for Non-Employee Directors.

	5. To approve an amendment to the Amended and Restated Code of Regulations.

	6. To ratify and approve the appointment of Deloitte & Touche, LLP as independent auditors of the Company.

	7. To transact any other business that may lawfully come before the meeting.

At the time of this notice, the items listed above are the only items of business that the Board of Directors either intends to present or knows will be presented at the meeting.

You are urged to be present at the annual meeting. If you do not plan on attending the meeting, however, and wish your stock to be voted, please date, fill in and sign the enclosed proxy form and mail it to us in the enclosed pre-paid return envelope. It is important that your shares are represented and voted at the meeting and we hope that you will return the enclosed proxy card.

You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 3, 2000.

DATED AT AMELIA, OHIO THIS 17th day of March, 2000.




							JOHN I. VON LEHMAN
							Secretary

			      TABLE OF CONTENTS


									PAGE
									----
Proxy Statement                                                           1

Voting at the Annual Meeting                                              1

Proposal 1:  Election of Directors                                        2

Proposal 2:  Approval of the Associate Discount Stock
	     Purchase Plan                                                2

Proposal 3:  Approval of Amended and Restated 1992 Associate
	     Incentive Stock Plan                                         5

Proposal 4:  Approval of Amendment to Stock Option
	     Plan for Non-Employee Directors                              8

Proposal 5:  Approval of Amendment to the Amended and
	     Restated Code of Regulations                                 9

Proposal 6:  Ratification of Selection of Auditors                       10

Stock Ownership of Certain Beneficial Owners                             10

Management                                                               12

Stock Ownership of Directors and Executive Officers                      16

Executive Compensation                                                   18

Change in Control Arrangements                                           21

Compensation Committee Interlocks and Insider Participation              22

Report of the Compensation Committee on Executive Compensation           22

Five Year Total Return                                                   24

Shareholder Proposals                                                    24

Cost of Solicitation                                                     24

Other Matters                                                            25

			     THE MIDLAND COMPANY
			    7000 Midland Boulevard
			      Amelia, Ohio 45102

			       PROXY STATEMENT

			Annual Meeting of Shareholders
				April 13, 2000


	We are providing these proxy materials on or about March 17, 2000 in connection with the solicitation by the Board of Directors of The Midland Company ("Midland" or the "Company") of proxies for use at the April 13, 2000 annual meeting of shareholders, and any adjournment thereof. Shareholders on the books of the Company at the close of business on March 3, 2000 are entitled to notice of and to vote at the meeting. On March 3, 2000, the Company had
    9,458,413      shares of common stock outstanding.  The holders of common shares are entitled to one (1) vote per share.


			 VOTING AT THE ANNUAL MEETING

	Each valid proxy received before the annual meeting will be voted at the meeting, and, if a choice is specified on the ballot, it will be voted in accordance with such specification. If no choice is specified on the ballot, the shares will be voted as recommended by the Board of Directors, i.e., "FOR" Proposal 1 to elect the five nominees named in these proxy materials to the Board of Directors to hold office for terms of three years, "FOR" Proposal 2 to approve adoption of the Associate Discount Stock Purchase Plan, "FOR" Proposal 3 to approve the amended and restated 1992 Associate Incentive Stock Plan, "FOR" Proposal 4 to approve an amendment to the Stock Option Plan for Non-Employee Directors, "FOR" Proposal 5 to approve an amendment to the Amended and Restated Code of Regulations of the Company and "FOR" Proposal 6 to ratify and approve the appointment of Deloitte & Touche, LLP as independent auditors. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote at the annual meeting.

	Each person giving a proxy may revoke it at any time before it is voted by giving notice to the Company in writing, by attending the meeting and voting in person or by submitting a later dated proxy that is received by the Company before the meeting. Any written notice of revocation should be addressed to the Company (at the address indicated above) to the attention of the Secretary.

	Shareholders have cumulative voting rights in the election of Directors. If written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than forty-eight (48) hours before the time fixed for holding the annual meeting, that a shareholder desires that the voting for the election of Directors be cumulative and if an announcement of the giving of such notice is made upon convening of the meeting, then each shareholder shall have the right to cumulate his shares in voting for the Directors. By this procedure a shareholder, instead of registering one vote per share for each candidate of his choice, may cast the entire total of his votes (i.e. a total number of votes equal to the number of Directors to be elected multiplied by the number of shares held by the shareholder) for one candidate or distribute them among the candidates otherwise as the shareholder desires. In the event that cumulative voting will be used, the proxies solicited include discretionary authority to cumulate votes.

		      PROPOSAL 1:  ELECTION OF DIRECTORS

	The Company's Code of Regulations provides that the Board of Directors be comprised of three classes of Directors, Class I, II and III, with each class elected for a three-year term. One class is elected annually. The terms of the Class II directors expire at the 2000 Annual Meeting of Shareholders, the terms of the Class III directors expire at the 2001 Annual Meeting of Shareholders and the terms of the Class I directors expire at the 2002 Annual Meeting of Shareholders.

	The Board of Directors is nominating for reelection five of its present Class II directors -- Michael J. Conaton, Jerry A. Grundhofer,
Joseph P. Hayden III, William J. Keating and John R. LaBar. Proxies solicited by the Board will be voted for the election of these five nominees. Information regarding these nominees is set forth below under "Management."

	All Class II directors elected at the Annual Meeting will be elected to hold office for three years and until their successors are elected and duly qualified.

	Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board.

	We recommend a vote FOR each of the nominees named above. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.


	PROPOSAL 2: APPROVAL OF ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

	On January 27, 2000, the Board of Directors adopted, subject to approval of Midland shareholders at the 2000 Annual Meeting, the Midland Company Associate Discount Stock Purchase Plan. The Stock Purchase Plan will provide employees of Midland with the ability to purchase Midland Common Stock at a price discounted from the market price. The discount may be up to 15% as determined by the Board of Directors.

Purpose of the Plan
-------------------

	The purpose of the Stock Purchase Plan is to provide employees of Midland and its subsidiaries added incentive to their employment and to encourage their increased efforts to promote the best interests of Midland.

Plan Administration and Termination
-----------------------------------

	The Stock Purchase Plan will be administered by the Board of Directors or by a committee (the "Stock Purchase Plan Committee") designated by the Board of Directors of Midland. The Stock Purchase Plan Committee has the power:

	-       To amend or terminate the Stock Purchase Plan;
	-       To interpret and administer the Stock Purchase Plan;
	- To establish rules and regulations and appoint agents to administer the Stock Purchase Plan; and
	- To make any other determination and take any other action that the Stock Purchase Plan Committee deems necessary or desirable for administration of the Stock Purchase Plan.

	The Committee has engaged The Fifth Third Bank as agent (the "Agent") to perform certain custodial and record-keeping functions for the Stock Purchase Plan.

	Unless earlier terminated, the Stock Purchase Plan will continue in effect until the earlier of (i) the purchase of the maximum number of shares available under the Stock Purchase Plan or (ii) the date that is ten years from the effective date of the Stock Purchase Plan.

Eligible Participants
---------------------

	Employees of Midland, and of subsidiaries designated from time to time by the Committee, will be eligible to participate in the Stock Purchase Plan provided that:

	- The employee's customary employment by Midland is greater than 20 hours per week and more than five months in any calendar year;
	-       The employee does not own 5% or more of Midland Common Stock;
		and
	- Eligibility ceases upon termination of employment with Midland or a designated subsidiary.

	Subject to these eligibility requirements, all of the Company's employees (approximately 1,000 persons) would have been eligible to participate as of March 3, 2000.

Securities to be Utilized
-------------------------

	The maximum number of shares of Midland Common Stock which may be purchased by eligible employees under the Stock Purchase Plan is 250,000 (subject to antidilution provisions). Shares sold to participating employees may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Committee, shares purchased in market transactions by the Agent.

Method and Price of Purchase
----------------------------

	Each eligible employee may elect to have a specified amount, not to be more than 10% of his or her salary, deducted from each regular paycheck. Employees will also have the ability to designate portions of their annual bonus for purchases of Midland Common Stock under the Stock Purchase Plan. No eligible employee may purchase shares with an aggregate fair market value of more than $25,000 in any calendar year. The initially established purchase period is a three-month period, although the Company reserves the right to change the purchase period in its discretion. Amounts deducted from employee paychecks under the Stock Purchase Plan will be used to purchase the maximum number of whole and fractional shares of Midland Common Stock that such amounts can purchase at the applicable purchase price. The purchase price for shares is discounted up to 15% from the lesser of the fair market value (the closing price on the NASDAQ National Market) of the Midland Common Stock on the first or last day of the purchase period. Purchases under the Stock Purchase Plan will take place at the conclusion of each purchase period.

	Payroll deductions will be held by Midland subject to withdrawal by the employee, and will not bear interest, pending their application to share purchases. Dividends received on shares held in an employee's account will be used to purchase additional shares.

Amendment of the Stock Purchase Plan
------------------------------------

	The Board of Directors can amend the Stock Purchase Plan at any time as long as no amendment:

	- Materially adversely affects any purchase rights outstanding under the Stock Purchase Plan during the purchase period in which such amendment is to be effected;
	- Increases the maximum number of Midland Common Stock that may be purchased under the Stock Purchase Plan;
	- Decreases the purchase price of the Midland Common Stock for any purchase period below the lesser of 85% of fair market value on the first or last day of the purchase period; or
	- Adversely affects the qualification of the Stock Purchase Plan under Section 423 of the Internal Revenue Code, as amended (the "Code").

Federal Income Tax Consequences
-------------------------------

	The Stock Purchase Plan is intended to comply with the requirements governing employee stock purchase plans set forth in Section 423 of the Code. Certain favorable tax consequences are afforded purchasers of stock pursuant to an employee stock purchase plan meeting those requirements.

	If a participant acquires stock under such a plan, the participant will not recognize taxable income on the purchase price. If the participant holds the acquired stock for a period of the later of two years from the date the purchase right is granted and one year from the actual purchase date, the participant will realize ordinary income upon the disposition of such stock to the extent of the excess of the fair market value of such stock at the time the purchase right was granted over its purchase price (which in the Stock Purchase Plan would be up to a 15% reduction in price), and the participant would report any additional gain as capital gain. If such stock is disposed of when its fair market value is less than its fair market value was at the time the purchase right was granted, the amount of ordinary income is limited to the excess of the fair market value at the time of disposition over the purchase price.

	Neither the grant of a purchase right under an employee stock purchase plan meeting the requirements of the Code nor the exercise of such a purchase right has tax consequences to the Company or the participant. If a participant disposes of stock acquired pursuant to such a purchase right within two years from the date the purchase right is granted or one year from the date the purchase right is exercised, the participant must report as additional ordinary income the difference between the purchase price and the fair market value of the stock at the time the purchase right is exercised, and the Company may take an income tax deduction in that amount.

Recommendation
--------------

	We recommend a vote FOR adoption of the Stock Purchase Plan. The affirmative vote of a majority of common shares voting at the Annual Meeting is required for adoption of this proposal.

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED 1992 ASSOCIATE INCENTIVE STOCK
				     PLAN

	On January 27, 2000, the Board of Directors adopted, subject to approval of Midland shareholders at the 2000 Annual Meeting, the Amended and Restated Midland Company 1992 Incentive Stock Plan. This Amended and Restated Plan supercedes the Incentive Stock Plan initially approved by the Company's shareholders in April 1992. The purpose of the Incentive Stock Plan is (i) to advance the interests of Midland and its subsidiaries by providing its officers and key management personnel with an additional incentive, (ii) to encourage their proprietary interest in the success of Midland through stock ownership and monetary payments based upon the value of Midland Common Stock and (iii) to encourage employees to remain employed at Midland.

	The Incentive Stock Plan provides for the grant of options, stock appreciation rights (SARs), restricted stock and performance share awards which may be earned in whole or in part upon attainment of performance criteria established by the Board of Directors' Compensation Committee which administers the Incentive Stock Plan. The Compensation Committee will be comprised of two or more directors satisfying the requirements of "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act and of "outside directors" to the extent required by Section 162(m) of the Code.

Principal Changes
-----------------

	The Board has adopted and the Shareholders are being asked to approve a comprehensive amendment and restatement of the Incentive Stock Plan. The purpose of these changes is to update the plan both in terms of features and administrative provisions. The significant changes from the existing plan provided by the Amended and Restated Plan:

	(1) Allow for the award of performance shares in amounts and for terms to be determined from time to time by the Compensation Committee, such performance shares to be permitted in addition to other incentives currently in the plan;
	(2) Provide for immediate vesting of awarded options, grants and performance shares upon the Company's Change of Control;
	(3) Upon a participant's approved retirement, provide for an option expiry date of the earlier of the original expiry date or three years from the participant's approved retirement;
	(4) Provide that grants and performance shares vest at the date of approved retirement or, if services continue to be rendered to the Company following approved retirement, at such date as the services shall cease to be rendered to the Company; provided, however, that the vesting date shall in no event exceed three years from the date of approved retirement; and
	(5) Provide for the Compensation Committee to have the authority to amend the 1992 Incentive Stock Plan on a prospective basis, provided, however, that the Compensation Committee shall not have the authority to alter the amount of common stock allocated to and reserved for the plan.

For purposes of items (3) and (4) above, the three year expiry term shall not commence until the employee is no longer providing services to the Company as a consultant or board member.

Plan Administration and Termination
-----------------------------------

	The Compensation Committee has broad power under the plan, including the power:

	-       To determine eligibility to participate under the Incentive
		Stock Plan;
	- To delegate the authority to grant awards, except that awards to executive officers of Midland must be granted by the Compensation Committee;
	-       To determine the types and combinations of awards to be granted;
		and
	-       To determine the terms of the awards.

	Unless earlier terminated, the Incentive Stock Plan will continue in effect until the expiration of all Awards granted under the Incentive Stock Plan provided that no incentive options, awards or rights may be granted after April 9, 2002.

Eligible Participants
---------------------

	Employees of Midland, and of subsidiaries designated from time to time by the Committee, will be eligible to participate in the Incentive Stock Plan.

	Eligibility generally ceases upon termination of employment with Midland or a designated subsidiary. Approximately 120 employees would have been eligible to participate as of March 3, 2000.

Securities to be Utilized
-------------------------

	The maximum number of shares of Midland Common Stock that may be acquired by eligible employees under the Incentive Stock Plan is 1,650,000 (subject to antidilution provisions). Prior to the date hereof, awards have been made with respect to 907,700 shares. Shares issued to participating employees by Midland may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Committee, shares purchased in market transactions by Midland.

Awards
------

	Options. The Committee determines the type of option, vesting schedule and exercise price for options granted under the Incentive Stock Plan. Options granted under the Incentive Stock Plan can be either incentive stock options or nonqualified stock options. The exercise price for a nonqualified stock option may be less than the fair market value per share, but the exercise price for an incentive stock option may not be less than the fair market value per share. For purposes of the Incentive Stock Plan, "fair market value" means the most recent closing price on the NASDAQ National Market. Persons owning 5% or more of the outstanding Midland Common Stock, however, must be granted incentive stock options with exercise prices of at least 110% of fair market value. Generally, payment for shares purchased upon exercise of an option must be made in cash. The Committee, however, may permit payment by any other method including the delivery of shares of Common Stock previously owned by the participant.

	SARs. SARs are designed to compensate recipients based on the increase in market value of Midland Common Stock over the term of an SAR. SARs are granted with a specific grant price equal to the fair market value on the date of grant. Upon exercise, the holder of an SAR is entitled to be paid an amount equal to the number of SARs being exercised times the difference between the fair market value of the Midland Common Stock on the exercise date minus the fair market value on the grant date.

	Restricted Stock. Restricted stock awards are grants of shares of Common Stock that are subject to forfeiture upon the happening of specified events. The vesting of restricted stock may be conditioned upon the completion of a period of employment with Midland, the attainment of performance goals or such other conditions as the Committee determines. Unless an award otherwise provides, a participant may not vote nor receive dividends on restricted stock until vested.

	Performance Share Awards. Performance share awards are awards payable in stock based upon the attainment of Company goals as specified in the performance share certificate.

Amendment of the Stock Incentive Plan
-------------------------------------

	The Board of Directors can amend the Stock Incentive Plan at any time as long as no amendment:

	-       Changes the definition of employees eligible to receive awards;
	- Except for antidilution adjustments, increases the number of shares which may be subject to awards granted; or
	- Causes the Stock Incentive Plan or any award to fail to be excluded from the $1 million deduction limitation imposed by
		Section 162(m) of the Code, or, to fail to qualify as an "Incentive Option" as defined by Section 422 of the Code if the Committee intended for such Award to qualify as an "Incentive Option."

Federal Income Tax Consequences
-------------------------------

	The following summarizes only the federal income tax consequences of awards granted under the Stock Incentive Plan. State and local tax consequences may differ.

	Options. Neither the grant nor exercise of an incentive stock option will be subject to regular federal income taxes. However, at the time of exercise, the excess of the fair market value of the stock over the exercise price would be a "tax preference item," subject to the federal alternative minimum income tax, unless the shares are later disposed of in a "disqualified disposition."

	A disqualified disposition occurs when an optionee sells or otherwise disposes of stock acquired through the exercise of an incentive stock option within two years from the date of grant and one year from the date of exercise. If the stock acquired pursuant to the exercise of an incentive stock option were to be disposed of within that period, then any of the gain attributable to the spread on the date of exercise would be treated as ordinary income and taxed at ordinary income rates. If there is gain in excess of this amount, the remainder would be treated as long-term capital gain and taxed at the long-term capital gain rate, which is currently 20%. If the stock is sold before the special holding period has elapsed, the spread is not also treated as a tax preference item. The Company does not receive a deduction on the exercise of an incentive stock option as it generally does not result in income recognition to the holder, except to the extent that an optionee recognizes ordinary income because of a disqualified disposition.

	If the stock acquired pursuant to the exercise of an incentive stock option is sold or disposed of after the special holding period referred to above has elapsed, all gain is treated as long-term capital gain and taxed appropriately.

	The grant of non-qualified stock options will not result in the recognition of taxable income for federal income tax purposes. However, when a non-qualified stock option is exercised, the optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee.

	SARs and Performance Share Awards. Persons who receive SARs or performance share awards incur no federal income tax liability at the time of grant. Persons exercising SARs or performance share awards recognize taxable income, and Midland receives a tax deduction, equal to the amount of cash and the value of shares received by such person.

	Restricted Stock. The grant of restricted stock will subject the recipient to ordinary income on the difference between the amount paid for such stock and the fair market value of the Midland Common Stock on the date that the restrictions lapse. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Midland Common Stock will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than twelve months and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

Recommendation
--------------

	We recommend a vote FOR approval of the Amendment to the 1992 Associate Incentive Stock Plan. The affirmative vote of a majority of common shares voting at the 2000 Annual Meeting is required for adoption of this proposal.


	   PROPOSAL 4:  APPROVAL OF AMENDMENT TO STOCK OPTION PLAN
			  FOR NON-EMPLOYEE DIRECTORS

	On January 27, 2000, the Board of Directors adopted, subject to approval of Midland shareholders at the 2000 Annual Meeting, amendments to The Midland Company Stock Option Plan for Non-Employee Directors (the "Directors Plan").
The purpose of the Directors Plan is to advance the interests of Midland by providing directors who are not full time employees of Midland with an opportunity to obtain a proprietary interest in Midland as an additional incentive to promote its success.

	The Board of Directors of Midland administers the Directors Plan. Unless earlier terminated, the Directors Plan will continue in effect until April 9, 2002.

	Only directors who are not also employees of Midland are eligible to participate in the Directors Plan.

	The amended Directors Plan provides that the maximum of shares of Midland Common Stock that may be purchased under the Directors Plan is 250,000 (subject to antidilution provisions). The

Directors Plan originally provided for a maximum number of 150,000 shares. Shares issued under the Directors Plan can be newly issued or reacquired shares held as treasury stock.

	The Directors Plan previously provided for a biennial grant of
(i) options to purchase 3,000 shares of the Company's Common Stock or (ii) 1,000 shares of the Company's Common Stock, at the option of the non-employee director. Awards under the Directors Plan were made on the last business day of January in each odd-numbered year. The Directors Plan, as amended, would provide for annual grants of options to purchase the Company's Common Stock in such amounts as determined by the Board of Directors. For the year 2000, the award for non-employee directors will be options to purchase 2,000 shares of Common Stock. The exercise price for options granted under the Directors Plan is the fair market value (the most recent closing price on the NASDAQ National Market) as of the date of grant. The exercise period of the options will be determined from time to time by the Board of Directors.

	Under the amended Directors Plan, any option or unexercised portion of an option will terminate three years from such person's last day as a director, or the date of expiration of the option period, whichever occurs earlier. Prior to the amendment, options terminated on the earlier of one year after the end of service as a director or the date of expiration of the option period.

	Options granted under the Directors Plan will be non-qualified stock options. The grant of non-qualified stock options will not result in the recognition of taxable income for federal income tax purposes. However, when a non-qualified stock option is exercised, the optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee.

Recommendation
--------------

	We recommend a vote FOR the amendment to the Stock Option Plan for Non-Employee Directors. The affirmative vote of a majority of common shares voting at the 2000 Annual Meeting is required for adoption of this proposal.


	PROPOSAL 5: APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
			     CODE OF REGULATIONS

	On January 27, 2000, the Board of Directors adopted, subject to approval at the Annual Meeting, an amendment to the Company's Amended and Restated Code of Regulations. The proposed amendment will:

	-       Allow the Company's Directors and Officers to receive the
		maximum indemnification not prohibited by law; and
	-       Allow the Board of Directors to fix the date of the annual
		meeting of Shareholders, in its discretion, subject to all applicable laws and regulations.

Recommendation
--------------

	We recommend a vote FOR the amendment to the Company's Amended and Restated Code of Regulations. The affirmative vote of a majority of common shares voting at the 2000 Annual Meeting is required for adoption of this proposal.

	      PROPOSAL 6:  RATIFICATION OF SELECTION OF AUDITORS

	The Board of Directors has selected the firm of Deloitte & Touche LLP as auditors to make an examination of the accounts of the Company for the year 2000. This firm of independent certified public accountants has made the annual audits of the accounts of the Company and its predecessor, Midland-Guardian Co., since 1952. Such selection of auditors is submitted to the shareholders for ratification and approval or rejection. If rejected, the Audit Committee of the Board of Directors will select other auditors. Representatives of such auditors are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Recommendation
--------------

	We recommend a vote FOR the ratification of Deloitte & Touche LLP as auditors of the Company. The affirmative vote of a majority of common shares voting at the 2000 Annual Meeting is required for ratification of this proposal.


		 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table sets forth, as of March 3, 2000, the holdings of persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Information has been furnished by the persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission ("SEC").


					 Shares of Common
					Stock Beneficially
Name and Address of Beneficial Owner          Owned           Percent of Class
--------------------------------------------------------------------------------
J. P. Hayden, Jr. & Lois T. Hayden
7000 Midland Boulevard
Amelia, Ohio 45102                      1,358,346(1)               14.0%

Robert W. Hayden
7000 Midland Boulevard
Amelia, Ohio  45102                     1,296,087(2)               13.4%

William T. Hayden
7000 Midland Boulevard
Amelia, Ohio 45102                        827,664(3)                8.6%

Gabelli Fund
One Corporate Center
Rye, NY  10580                            728,000                   7.5%

Burgess L. Doan
5710 Wooster Road
Cincinnati, Ohio 45227                    689,987 (4)               7.1%

John R. LaBar
7000 Midland Boulevard
Amelia, Ohio  45102                       631,860 (5)               6.5%

(1)     J.P. Hayden, Jr. and Lois T. Hayden are husband and wife.  Includes
	    91,576      shares over which J. P. Hayden, Jr. has sole voting and
	investment power,     314,157      shares over which he has sole voting
	power only and 45,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000. Includes 258,262 shares owned by Hayden Investments Limited Partnership ("HILP"). Lois T. Hayden is the sole shareholder of the general partner of HILP and owns all of the limited partnership interests of HILP and has sole voting and investment power over the shares owned by HILP. Includes 649,351 shares owned by J & L Hayden Holdings Limited Partnership ("J & L Holdings"), of which Ms. Hayden controls all voting for the general partner of J & L Holdings and is a 1% limited partner. Lois Hayden has sole voting and investment power over the shares owned by J & L Holdings.

(2)     Includes     504,404      shares over which Robert W. Hayden has sole
	voting and investment power,     7,500      shares over which he has
	sole voting power and 5,000 shares that may be acquired through exercise
	of options within 60 days of March 3, 2000.   Also includes
	    779,183      shares owned by the R. Hayden Investments Limited
	Partnership, of which Mr. Hayden is the sole general and limited partner.

(3) Includes 8,988 shares owned by Mr. Hayden's wife, 369,981 shares over which William T. Hayden has sole voting and investment power, 260,041 shares over which he shares voting and investment power, 171,654 shares over which he shares investment power only and 17,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000.
	Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 164,314 shares held in trust as a co-trustee with Burgess L. Doan; (b) 53,163 shares held in trust as co-trustee with John W. Hayden and (c) 25,384 shares held in trust as co-trustee with Joseph P. Hayden III. Of the shares over which Mr. Hayden shares investment power only, such shares are held in trust as co-trustee with John W. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which William T. Hayden shares investment power only.

(4) Includes 58,722 shares over which Burgess L. Doan has sole voting and investment power. In addition, Mr. Doan shares voting and investment power over 415,890 shares held in trust under agreement with J. Page Hayden, deceased. J. P. Hayden, Jr. is among the beneficiaries of the
	J. Page Hayden trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J.P. Hayden, Jr. Furthermore, Mr. Doan shares voting and investment power over 164,314 shares held in trust as co-trustee with William T. Hayden and 7,661 shares held in trust as co-trustee with Joseph P. Hayden III.

(5)     Includes     574,160      shares over which John R. LaBar has sole
	voting and investment power,     7,500      shares over which he has
	sole voting power, 45,200 owned by his wife and 5,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000.

				  MANAGEMENT

Identification of Directors and Officers
----------------------------------------

	The following table sets forth information concerning Midland's directors and certain executive officers as of March 17, 2000:

Name                          Age   Position
----                          ---   --------
Joseph P. Hayden III(1)       47    Chairman of the Board and Chief Operating
				    Officer
John W. Hayden(1)             42    President, Chief Executive Officer and a
				    Director
J. P. Hayden, Jr.(1)          70    Chairman of the Executive Committee of the
				    Board of Directors
Michael J. Conaton(1)         66    Vice Chairman of Midland and
				    Vice Chairman of the Board
John I. Von Lehman            47    Executive Vice President, Chief Financial
				    Officer, Secretary and a Director
George R. Baker               70    Director
James E. Bushman(1)(2)(3)     55    Director
James H. Carey(2)(3)          67    Director
Jerry A. Grundhofer(4)        55    Director
Robert W. Hayden              61    Director
William T. Hayden(4)          46    Director
William J. Keating(1)(3)      72    Director
John R. LaBar                 68    Director
David B. O'Maley(3)(4)        53    Director
John M. O'Mara(1)(2)          72    Director
Glenn E. Schembechler(2)      70    Director
______________________
(1)     Executive Committee Member
(2)     Audit Committee Member
(3)     Compensation Committee Member
(4)     Governance Committee Member


	George R. Baker. Mr. Baker has served as a Director of the Company since 1971. Mr. Baker will retire as a Director when his current term expires at the 2000 Annual Meeting. For the last five years, Mr. Baker has been self-employed as a corporate director and advisor. He is a Director of Reliance Group Holdings, Inc., Reliance Insurance Co. and W. W. Grainger, Inc.

	James E. Bushman. Mr. Bushman has served as a Director of the Company since 1997. Mr. Bushman's term as a Director expires in 2002. Mr. Bushman is the President and Chief Executive Officer of Cast-Fab Technologies, Inc. and has served in that capacity for over ten years.

	James H. Carey. Mr. Carey has served as a Director of the Company since 1971. Mr. Carey's term as a Director expires in 2002. Mr. Carey currently serves as a corporate director and advisor and has served as the managing director of Briarcliff Financial Associates since 1991. Mr. Carey currently serves as a Director of Airborne Freight Corporation, Nantucket Industries, Inc. and S.G. Cowan Group of Mutual Funds. Mr. Carey formerly served as the Chief Executive Officer of National Capital Benefits Corporation and the President and Chief Executive Officer of the Berkshire Bank.

	Michael J. Conaton. Mr. Conaton has served as a Director of the Company since 1969. Mr. Conaton's current term as a Director expires at the 2000 Annual Meeting. Mr. Conaton is currently Vice Chairman of the Company and Vice Chairman of the Board of Directors. Mr. Conaton served as President of the Company from 1988 until April, 1998. Mr. Conaton has served the Company in various capacities since 1961.

	Jerry A. Grundhofer. Mr. Grundhofer has served as a Director of the Company since 1998. Mr. Grundhofer's current term as a Director expires at the 2000 Annual Meeting. Mr. Grundhofer currently serves as the President and Chief Executive Officer of Firstar Corporation and Firstar Bank, N.A. Prior to its merger with Firstar Corporation, Mr. Grundhofer served as the Chairman of the Board and Chief Executive Officer of Star Bank, N.A. and had served in that capacity since 1993. Mr. Grundhofer also became a Director of ECOLAB, Inc. during 1999.

	John W. Hayden. Mr. Hayden has served as a Director of the Company since 1991. Mr. Hayden's term as a Director expires in 2002. He is currently the Chief Executive Officer and President of the Company. In addition,
Mr. Hayden serves as the Chairman, Chief Executive Officer and President of American Modern Insurance Group, Inc., a wholly owned subsidiary of the Company. Before assuming his current responsibilities, Mr. Hayden served as a Senior Executive Vice President of the Company and as Vice Chairman of the American Modern Insurance Group. Mr. Hayden has served in various capacities for the
Company and its subsidiaries since 1981.   Mr. Hayden also became a Director of
Ohio National Financial Services in 1999.

	Joseph P. Hayden III. Mr. Hayden has served as a Director of the Company since 1989. Mr. Hayden's current term as a Director expires at the 2000 Annual Meeting. Mr. Hayden is currently Chairman of the Board of Directors and Chief Operating Officer of the Company. Mr. Hayden also serves as Chairman and Chief Executive Officer of M/G Transport Services, Inc., a wholly owned subsidiary of the Company. Mr. Hayden has served in various capacities for the Company and its subsidiaries since 1975.

	J.P. Hayden, Jr. Mr. Hayden has served as a Director of the Company since 1961. Mr. Hayden's term as a Director expires in 2001. Mr. Hayden is currently Chairman of the Executive Committee of the Company's Board of Directors. From 1980 through April, 1998, Mr. Hayden served as the Chairman of the Board and the Chief Executive Officer of the Company and from 1960 through 1979 he served as President of the Company. Mr. Hayden has served the Company and its subsidiaries in various capacities since 1950. Mr. Hayden has also served as a Director of Firstar Corporation and Firstar Bank, N.A. (or its predecessor(s)) since 1973.

	Robert W. Hayden. Mr. Hayden has served as a Director of the Company since 1968. Mr. Hayden's term as a Director expires in 2002. Mr. Hayden retired, effective January 29, 1999, as a Vice President of the Company.
Mr. Hayden served the Company and its subsidiaries in various capacities from 1960 until his retirement.

	William T. Hayden. Mr. Hayden has served as a Director of the Company since 1994. Mr. Hayden's term as a Director expires in 2001. Mr. Hayden has been an attorney in private practice for over five years and was formerly a partner of the law firm of Cohen, Todd, Kite & Stanford in Cincinnati, Ohio.

	William J. Keating. Mr. Keating has served as a Director of the Company since 1991. Mr. Keating's current term as a Director expires at the 2000 Annual Meeting. Prior to his retirement in 1992, Mr. Keating served as the Chairman, Publisher and Chief Executive Officer of The Cincinnati Enquirer.
Mr. Keating had been associated with The Cincinnati Enquirer in various executive capacities since 1973.

	John R. LaBar. Mr. LaBar has served as a Director of the Company since 1963. Mr. LaBar's current term as a Director expires at the 2000 Annual Meeting. Mr. LaBar retired as Vice President and Secretary of the Company effective December 31, 1998. Mr. LaBar served the Company and its subsidiaries in various capacities from 1953 through 1998.

	David B. O'Maley. Mr. O'Maley has served as a Director of the Company since 1998. Mr. O'Maley's term as a Director expires in 2002. Mr. O'Maley is currently Chairman of the Board, President and Chief Executive Officer of the Ohio National Financial Services (Ohio National Life Insurance Company and Ohio National Life Assurance Company) and has served in that capacity since 1994. Mr. O'Maley is also Chairman and Director of the ON Equity Sales Company and Ohio National Equities, Inc. Mr. O'Maley has also served as a Director of Firstar Corporation and Firstar Bank, N.A. (or its predecessor(s)) since 1995.

	John M. O'Mara. Mr. O'Mara has served as a Director of the Company since 1983. Mr. O'Mara's term as a Director expires in 2001. Since 1990,
Mr. O'Mara has served as a financial consultant, has provided general advice to corporations and has acted as a consultant to parties in leveraged buy-out transactions. Prior to 1990, Mr. O'Mara was Chairman and Chief Executive Officer of Global Natural Resources, Inc. Mr. O'Mara is a Director of Baldwin & Lyons, Inc., Plantronics, Inc. and Glenoit, Inc. Mr. O'Mara formerly served as Chairman of the Executive Committee of Quality Care Systems.

	Glenn E. Schembechler. Mr. Schembechler has served as a Director of the Company since 1981. Mr. Schembechler's term as a Director expires in 2001.
Mr. Schembechler is Professor Emeritus at the University of Michigan.
Mr. Schembechler served as President of the Detroit Tigers Baseball Club from 1990 to 1992 and served as Athletic Director and Head Football Coach at the University of Michigan until 1990. Mr. Schembechler is a Director of Riddell Sports, Inc.

	John I. Von Lehman. Mr. Von Lehman has served as a Director of the Company since 1991. Mr. Von Lehman's term as a Director expires in 2001.
Mr. Von Lehman is currently Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. Von Lehman has served the Company in various capacities with progressively increasing responsibilities since 1980.

	Periods of service as directors include service as directors of the Company's predecessor, Midland-Guardian Co.

	J. P. Hayden, Jr. and Robert W. Hayden are brothers.  Joseph P.
Hayden III, John W. Hayden and William T. Hayden are brothers and are sons of
J. P. Hayden, Jr. Thomas R. Hayden is the son of J.P. Hayden, Jr. and Lois T. Hayden and the brother of Joseph P. Hayden III, John W. Hayden and William T. Hayden. Thomas R. Hayden is employed by a subsidiary of the Company and received salary and bonus payments of $113,510 during 1999. William T. Hayden is an attorney and the Company paid him fees of $251,663 in 1999 for professional services provided to the Company. Jeff Martin and Mike Jackson are the brothers-in-law of Joseph P. Hayden III and are employed by a subsidiary of the Company. Mssrs. Martin and Jackson each received salary and bonus payments of less than $90,000 in 1999.

Board and Committee Actions and Compensation
--------------------------------------------

	Committees of the Board of Directors. The Board of Directors of the Company has an audit committee, a compensation committee, a governance committee and an executive committee, but has no nominating committee. The Audit Committee is composed of James H. Carey, James E. Bushman, John M. O'Mara and Glenn E. Schembechler. The function of the Audit Committee is to nominate auditors for the annual audit of the Company and discuss the audit work with the auditors appointed to perform the audit. The Compensation Committee is composed of William J. Keating, James H. Carey, David B. O'Maley and James E. Bushman. The function of the Compensation Committee is to review and establish the compensation of the senior executive officers of the Company. The Governance Committee is composed of William T. Hayden, Jerry A. Grundhofer and
David B. O'Maley. The function of the Governance Committee is to review and act on matters of corporate compliance, corporate ethics and other corporate governance matters. During 1999, the Executive Committee was composed of J.P. Hayden, Jr., Michael J. Conaton, Joseph P. Hayden III, John W. Hayden and William J. Keating. In January, 2000, John M. O'Mara and James E. Bushman were additionally appointed to the Executive Committee. The Executive Committee has the authority, during intervals between meetings of the Board of Directors, to exercise all powers of the Board of Directors other than that of filling vacancies in the Board of Directors or in any committee of the Board of Directors.

	Board and Committee Meetings. During 1999, the Board of Directors of the Company had four meetings. During 1999, the Executive Committee met two times, the Audit Committee met four times, the Compensation Committee met six times and the Governance Committee met once.

	Director Compensation. During 1999, the Company paid non-employee Directors an annual fee of $12,000 plus an attendance fee of $1,000 for each regularly held meeting. In addition, the Company paid non-employee Directors who serve on the Governance Committee, Executive Committee, Audit Committee or the Compensation Committee an annual fee of $2,000 for services on each committee. For 2000, the Company will pay non-employee Directors $16,000 annually plus $2,000 per regular or special meeting. Additionally, the Company will pay non-employee Directors serving as (i) chairs of standing committees $1,000 annually, and (ii) members of a standing committee $750 per committee meeting attended. Non-employee Directors may defer receipt of some or all of their annual fees, attendance fees and committee fees under the Company's Non-Employee Director Deferred Compensation Plan. Under the Deferred Compensation Plan, non-employee Directors may either invest deferred compensation in Company stock equivalents or may receive a fixed rate of return on compensation they have deferred.

	Prior to January 1, 2000, non-employee Directors received, on a biennial basis (at the election of the non-employee Director) either: (a) a grant of 1,000 restricted shares of Company common stock, or (b) a grant of an option to purchase 3,000 shares of Company common stock. Assuming approval by the shareholders of Proposal 4 described above, during 2000, non-employee Directors will receive an option grant entitling the Director to purchase 2,000 shares of Company common stock. Directors who are employees of the Company or who are presently under consulting agreements with the Company do not receive any compensation for serving as a Director. The net value realized from the exercise of options in 1999 by non-employee Directors was $250,590.

	The Company maintains split-dollar life insurance programs for Robert W. Hayden and John R. LaBar, both directors of the Company. The amount of premium advanced by the Company in 1999 was $234,809 for Robert W. Hayden and $276,362 for John R. LaBar. No interest is charged on the amounts advanced.
The economic value accrued in 1999 of the premiums advanced to date, using the Demand Loan Approach and the Company's average commercial paper rate of 5.043%, was $50,514 for Robert W. Hayden and $60,636 for John R. LaBar.

	Consulting Agreements. In 1999, John R. LaBar, a Director of the Company and, until December 31, 1998, the Vice President and Secretary of the Company, received $150,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with a value of $25,116. Mr. LaBar also received $134,460 in benefit payments under the Company's Pension Plan. In 1999, Robert W. Hayden, a Director of the Company and, until January 28, 1999, a Vice President of the Company, received $225,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with a value of $34,272.

	J. P. Hayden, Jr., Chairman of the Executive Committee of the Board of Directors, has informed the Company that he intends to resign from active employment with the Company effective April 1, 2000. The Company and Mr. Hayden have reached an agreement for Mr. Hayden to serve as a consultant to the Company through December 31, 2005. Mr. Hayden will receive monthly consulting fees from the Company of approximately $60,400 in 2000 declining annually to approximately $16,666 per month in 2005. Mr. Hayden will receive other benefits, including health insurance, club dues and airplane and automobile allowances, comparable to the benefits made available to other retired executives of the Company while Mr. Hayden serves as a consultant to the Company. Mr. Hayden will continue as a Director of the Company after his retirement from active employment.

	Michael J. Conaton, Vice Chairman of the Company, has informed the Company that he also intends to resign from active employment with the Company effective April 1, 2000. The Company and Mr. Conaton have reached an agreement for Mr. Conaton to serve as a consultant to the Company through December 31, 2005. Mr. Conaton will receive monthly consulting fees of $33,333 in 2000 declining annually to $4,166 per month in 2005. Mr. Conaton will receive other benefits, including health insurance, club dues and airplane and automobile allowances, comparable to the benefits made available to other retired executives of the Company while Mr. Conaton serves as a consultant to the Company. Mr. Conaton will continue as a Director of the Company after his retirement from active employment.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

	Based on a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of the Company's executive officers, directors and persons who own more than ten percent of the shares of the Company's Common Stock complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.


	     STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

	The following table sets forth, as of March 3, 2000, the holdings of directors and nominees for director and executive officers named in the "Summary Compensation Table" of this Proxy Statement and all directors and executive officers as a group. Beneficial ownership has been determined in accordance with rules and regulations of the SEC.

				    Shares of Common
				   Stock Beneficially
Name of Beneficial Owner                 Owned           Percent of Class
--------------------------------------------------------------------------------

George R. Baker                         27,320 (5)              *

James E. Bushman                        14,000 (5)              *

James H. Carey                          15,320 (5)              *

Michael J. Conaton                     167,168 (1)            1.7%

Jerry A. Grundhofer                      8,000 (5)              *

John W. Hayden                         473,737 (2)            4.9%

J.P. Hayden, Jr.                     1,358,346 (3)           14.0%

Joseph P. Hayden III                   390,198 (4)            4.0%

Robert W. Hayden                     1,296,087 (3)           13.4%

William T. Hayden                      827,664 (3)            8.6%

William J. Keating                      20,000 (5)              *

John R. LaBar                          631,860 (3)            6.5%

David B. O'Maley                         8,000 (5)              *

John M. O'Mara                          27,200 (5)              *

Glenn E. Schembechler                   32,834 (5)              *

John I. Von Lehman                      36,425 (5)                  *

All Directors & Executive Officers
as a Group (18 Persons)              5,342,640 (5)           55.2%

* Less than 1%

 (1)    Includes     28,000      shares over which Michael J. Conaton has sole
	voting power,     118,168      shares over which he has sole voting and
	investment powers and 21,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000.
 (2)    Includes     149,107      shares over which John W. Hayden has sole
	voting and investment power,     30,000      shares over which he has
	sole voting power, 95,021 shares over which he shares voting and investment power, 187,609 shares over which he shares investment power only and 12,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 53,163 shares held in trust as co-trustee with William T. Hayden and (b) 41,858 shares held in trust as co-trustee with Joseph P. Hayden, III. Of the shares over which Mr. Hayden shares investment power only, Mr. Hayden shares investment power over
	(a) 70,503 shares held in trust as co-trustee with Joseph P. Hayden III, and (b) 117,106 shares held
	in trust as co-trustee with William T. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which John W. Hayden shares investment power only.
 (3) For information concerning the stock ownership of J.P. Hayden, Jr., Robert W. Hayden, William T. Hayden and John R. LaBar, see "Stock Ownership of Certain Beneficial Owners."
 (4)    Includes     192,424      shares over which Joseph P. Hayden III has
	sole voting and investment power,     30,000      shares over which he
	has sole voting power, 74,903 shares over which he shares voting and investment power, 10,368 shares owned by Mr. Hayden's wife, 70,503 shares over which he shares investment power only and 12,000 shares that may be acquired through exercise of options within 60 days of March 3, 2000. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 41,858 shares held in trust as co-trustee with John W. Hayden; (b) 25,384 shares held in trust as co-trustee with William T. Hayden and (c) 7,661 shares held in trust as co-trustee with Burgess L. Doan. Of the shares over which Mr. Hayden shares investment power only, Mr. Hayden shares investment power over those shares as co-trustee with John W. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares which
	J.P. Hayden III shares investment power only.
 (5) The number of shares that may be acquired through exercise of options within sixty (60) days of March 3, 2000 by the following persons are as follows: George R. Baker - 17,000; James E. Bushman - 5,000; James H. Carey - 14,000; Jerry A. Grundhofer - 5,000; William J. Keating - 14,000; David B. O'Maley - 5,000; John M. O'Mara - 17,000; Glenn E. Schembechler - 14,000; John I. Von Lehman - 12,000; and all directors
	and executive officers as a group -     221,500     .


			    EXECUTIVE COMPENSATION

	The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the Chief Executive Officer and the four other most highly paid executive officers of the Company.

						    Summary Compensation Table
						    --------------------------

							 Long-Term
			     Annual Compensation        Compensation               All Other
			   -----------------------  -------------------  ---------------------------------
						    Restricted
Name and                                              Stock    Options/  Savings
Principle Position         Year   Salary    Bonus    Awards(1)   SAR's    Plans(2)   Insurance(3)   Other
----------------------------------------------------------------------------------------------------------
J.P. Hayden, Jr.           1999  $725,000  $393,413  $604,125     $0      $49,797      $141,975     $0
Chairman of the Executive  1998   675,000   337,745         0      0       45,574       112,850      0
Committee                  1997   600,000   217,935   558,750      0       36,807        81,746      0

Michael J. Conaton         1999   400,000   196,706   223,750      0       26,586         7,077      0
Vice Chairman              1998   375,000   168,873         0      0       24,474         8,190      0
			   1997   315,000   108,967   223,500      0       19,079         3,721      0

Joseph P. Hayden III       1999   325,000   196,706   335,625      0       22,864           726      0
Chairman of the Board &    1998   290,000   148,608         0      0       19,737           835      0
Chief Operating Officer    1997   245,000    53,656   186,250      0       13,440           676      0

John W. Hayden             1999   325,000   196,706   335,625      0       22,864           446      0
Chief Executive Officer &  1998   290,000   148,608         0      0       19,737           490      0
President                  1997   230,000   121,731   186,250      0       15,828           367      0

Kurt R. Schwamberger (4)   1999   320,000   163,168   111,875      0       18,976         1,150   50,000
Senior Vice President      1998   300,000   128,859         0      0       19,299         1,440   50,000
			   1997   280,000   121,731    93,150      0       18,078         1,325   90,000

				       18


(1) Dividends will be paid on stock reported in this column. The aggregate number of restricted stock holdings and valuations at December 31, 1999 were as follows: J. P. Hayden, Jr., 109,500 shares valued at $2,272,125; Michael J. Conaton, 43,000 shares valued at $892,250; Joseph P.
	Hayden III, 36,300 shares valued at $753,225; John W. Hayden, 36,300 shares valued at $753,225; and Kurt R. Schwamberger, 12,500 shares valued at $259,375.
(2) Total Company matching contributions earned during year from savings plans.
(3) The Company maintains a split-dollar life insurance program for J. P. Hayden, Jr., a director and an executive officer of the Company. Under this program, the Company has purchased life insurance policies on the lives of J. P. Hayden, Jr. and his wife. J. P. Hayden, Jr. is responsible for a portion of the premiums and the Company pays the remainder of the premiums on the life insurance policies. The amount of premium advanced by the Company in 1999 was $582,259. No interest is charged on the amount advanced but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J. P. Hayden, Jr. and his wife, the Company will be entitled to receive that portion of the benefits paid under the life insurance policy as is equal to the premiums paid by the Company on that policy. In the event of surrender of a policy prior to death of an insured, the Company would recover the premiums it has paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit for the period the funds were advanced during 1999, using the Demand Loan Approach and the Company's average commercial paper rate of 5.043%, is $126,261 for J. P. Hayden, Jr. Such amount is reflected in the Summary Compensation Table. The remaining amounts represent group term life insurance premiums paid by the Company during the year.
(4) In 1996, in connection with his employment with the Company, Mr. Schwamberger received a loan of $150,000 from the Company. $50,000 of that loan was forgiven in each of the years 1997, 1998 and 1999. Mr. Schwamberger received a relocation bonus of $80,000, half of which was paid in 1996 and half of which was paid in 1997. Mr. Schwamberger is indebted to the Company in the amount of $94,595 on a loan for personal purposes. Mr. Schwamberger resigned from his positions with the Company and its subsidiaries effective February 18, 2000.

	Savings Plans. The Company currently has two savings plans: a Qualified 401(k) Savings Plan that has been approved by the Internal Revenue Service and a Non-Qualified Savings Plan. These plans provide retirement benefits for salaried employees. An employee may make basic pre-tax contributions to his plan account up to 6% of his compensation. An employee may also make supplemental contributions up to an additional 10% of his compensation. Under the Qualified 401(k) Savings Plan: (1) the Company contributes $.50 for each dollar of the employee's basic contribution, (2) an employee's total contribution may not exceed the lesser of $10,000 or 16% of an employee's compensation in 1999 and (3) all funds under the plan are not available to the Company's creditors in the case of bankruptcy. Under the Non-Qualified Plan:
(1) the Company contributes $.75 for each dollar of the employee's basic contribution, (2) an employee's total contribution may not exceed 16% of the employee's compensation and (3) all amounts in the plan are subject to the Company's creditors in the case of bankruptcy. The Company does not match supplemental contributions under either plan. Cash compensation paid pursuant to these plans is included in the Summary Compensation Table under the heading All Other Compensation.

	Pension Plan. The Company currently has a pension plan in place that has been approved by the Internal Revenue Service. The Pension Plan provides for payment of annual benefits to salaried employees of the Company upon retirement. The monthly benefits equal the years of service (up to a maximum of 35 years) multiplied by the sum of 1% of that portion of average monthly salary (plus overtime and bonus) constituting Social Security covered compensation, plus 1.75% of that portion of average monthly salary (plus overtime and bonus) not constituting Social Security covered compensation. Average monthly salary (plus overtime and bonus) is based on the highest average salary for 5 consecutive years.

	The 1999 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight line annuity paid from the Pension Plan and may be individually estimated by reference to the following table:

				  Years of Service
		---------------------------------------------------------
  Average
   Annual
Compensation        15          20          25          30          35
------------        --          --          --          --          --

$ 100,000       $  22,301   $  29,735   $  37,169   $  44,603   $  52,036

  150,000       $  35,426   $  47,235   $  59,044   $  70,853   $  82,661

  200,000       $  48,551   $  64,735   $  80,919   $  97,103   $ 113,282

  250,000       $  61,676   $  82,235   $ 102,794   $ 123,353   $ 143,911*

  300,000       $  74,801   $  99,735   $ 124,669   $ 149,603*  $ 174,536*

  350,000       $  87,926   $ 117,235   $ 146,544*  $ 175,853*  $ 205,161*

  400,000       $ 101,051   $ 134,735*  $ 168,419*  $ 202,103*  $ 235,786*

  450,000       $ 114,176   $ 152,235*  $ 190,294*  $ 228,353*  $ 266,411*

  500,000       $ 127,301   $ 169,735*  $ 212,169*  $ 254,603*  $ 297,036*

  550,000       $ 140,426*  $ 187,235*  $ 234,044*  $ 280,853*  $ 327,661*

  600,000       $ 153,551*  $ 204,735*  $ 255,919*  $ 307,103*  $ 358,286*

  650,000       $ 166,676*  $ 222,235*  $ 277,794*  $ 333,353*  $ 388,911*

  700,000       $ 179,801*  $ 239,735*  $ 299,669*  $ 359,603*  $ 419,536*

  750,000       $ 192,926*  $ 257,235*  $ 321,544*  $ 385,853*  $ 450,161*

  800,000       $ 206,051*  $ 274,735*  $ 343,419*  $ 412,103*  $ 480,786*

  850,000       $ 219,176*  $ 292,235*  $ 365,294*  $ 438,353*  $ 511,411*

  900,000       $ 232,301*  $ 309,735*  $ 387,169*  $ 464,603*  $ 542,036*

  950,000       $ 245,426*  $ 327,235*  $ 409,044*  $ 490,853*  $ 572,661*

1,000,000       $ 258,551*  $ 344,735*  $ 430,919*  $ 517,103*  $ 603,286*

1,050,000       $ 271,676*  $ 362,235*  $ 452,794*  $ 543,353*  $ 633,911*

1,100,000       $ 284,801*  $ 379,735*  $ 474,669*  $ 569,603*  $ 664,536*

	*Under the Internal Revenue Code, the maximum allowable annual benefit payable by the Pension Plan in 1999 to any one participant is $135,000. In addition, the maximum compensation that can be used to determine the benefit is $170,000. The Board of Directors has approved the payment to participants directly by the Company of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.

	For purposes of the Pension Plan, the credited years of service through 1999 covered by the plan (not to exceed 35 years) for each of the five most highly compensated executive officers of the Company is: J. P. Hayden, Jr. (35), Michael J. Conaton (35), Joseph P. Hayden III (23.3), John W. Hayden (17.6) and Kurt R. Schwamberger (3.2).

	The following table sets forth the aggregated option exercises during 1999 and the option value as of December 31, 1999 for the Chief Executive Officer and the four other most highly paid executive officers of the Company under the 1992 Associate Incentive Stock Option Plan adopted by the Board of Directors and approved by the shareholders.


	      Aggregate Option/SAR Exercises in Last Fiscal Year
		    and Fiscal Year-End Option/SAR Values

					       Number of
					      Securities      Value of
					      Underlying      Unexercised
					      Unexercised     In-the-Money
					      Options/SARs    Options/SARs
					     at FY End 1999   at Year End
		       Shares
		      Acquired      Value     Exercisable/    Exercisable/
Name                 On Exercise   Realized  Unexercisable   Unexercisable
---------------------------------------------------------------------------

J.P. Hayden, Jr.       39,900      $675,108      45,000/0      $528,750/0

Michael J. Conaton     18,000      $304,740      21,000/0      $246,750/0

Joseph P. Hayden III    9,900      $167,508      12,000/0      $141,000/0

John W. Hayden          8,700      $147,204      12,000/0      $141,000/0

Kurt R. Schwamberger      -            -              0/0            $0/0


			CHANGE IN CONTROL ARRANGEMENTS

	In January, 2000, the Compensation Committee, based upon advice received from an independent compensation consultant, recommended to the Board of Directors that the Company enter into agreements with the senior officers of the Company to provide certain benefits to the officers in the event of a change of control in the Company. In addition, the Compensation Committee recommended that an Employee Retention Plan be implemented to provide certain benefits to the other officers of the Company and its subsidiaries in the event of a change of control. The Board of Directors approved the recommendation of the Compensation Committee and authorized the Company to enter into Corporate Protection Agreements with Joseph P. Hayden III, John W. Hayden, John I.
Von Lehman and Paul Brizzolara. Under these agreements, if a Change of Control should occur with respect to the Company and the officer should be terminated (or, for good reason, resign) from employment with the Company, the Company would be obligated to pay (i) Joseph P. Hayden III, John W. Hayden and John I. Von Lehman an amount equal to three times their then-current compensation and
(ii) Mr. Brizzolara an amount equal to two times his then-current compensation. The Company is also obligated to pay additional amounts to offset certain excise tax liabilities payable with respect to such payments.

	For purposes of these Agreements, a Change of Control is deemed to occur if (i) a shareholder who is not presently a shareholder of the Company acquires more than 33 1/3% of the Company's outstanding common stock, (ii) a majority of the Directors of the Company are persons who were not directors when the Agreements were entered into and were not nominated to serve by the existing directors, or (iii) the Shareholders of the Company approve a merger, consolidation or reorganization involving the Company.

	In addition to the Corporate Protection Agreements with the officers described above, the Board of Directors approved the Company's establishment of an Employee Retention Plan under which certain other senior managers of the Company would receive payments of approximately 1.5 times their current compensation in the event of a Change of Control and the termination (or, if for good reason, resignation) of the officer's employment with the Company.


	 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

	During 1999, J.P. Hayden, Jr., an executive officer of the Company, served as a director of Firstar Corporation. During 1999, Jerry A. Grundhofer, a Director of the Company, served as an executive officer of Firstar Corporation. Mr. Grundhofer also served on the Compensation Committee for the Company's Board of Directors until May of 1999. Mr. Grundhofer, however, withdrew from the Compensation Committee prior to attending any of the Compensation Committee's 1999 meetings.


	REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

	The Company's compensation policy administered by the Compensation Committee is designed to attract and retain qualified executive officers, to reward them for profitable corporate performance and to provide incentives for them to create short-term and long-term corporate stability and growth. Therefore, the Company's compensation package for its executive officers consists of base salary, bonus and incentive awards. The level of these amounts is determined by the Compensation Committee.

	The Committee sets base salaries at levels the Committee believes are sufficient to attract and retain qualified executives, including the Chairman of the Board, the Chief Executive Officer and the Chairman of the Executive Committee. In order to properly and fairly establish such compensation, the Committee sought and received advice from Towers Perrin, a nationally recognized executive compensation consultant. Based on the Company's 1998 favorable financial results, particularly with respect to its record net income from continuing operations for the year, the Committee determined to award raises in base salary for 1999 of approximately 7-10% to the Chairman of the Board, the Chief Executive Officer and the Chairman of the Executive Committee. In addition, the Committee, in determining base salary for the Chief Executive Officer, considered the factors referred to above as well as the compensation payable to the chief executive officers of other specialty insurance companies with comparable asset size and premium income. As a result, during 1999, the Chairman of the Board's salary was $325,000 (compared to $290,000 in 1998), the Chief Executive Officer's salary was $325,000 (compared to $290,000 in 1998) and the Chairman of the Executive Committee's 1999 salary was $725,000 (compared to $675,000 in 1998). Salaries of other executive officers are listed in the Summary Compensation Table.

	The Committee believes that a significant portion of total compensation for executive officers should be subject to specific annual performance criteria. Consequently, the annual bonus potential of each executive officer is set at a significant percentage of such officer's base salary. Historically, the Board of Directors of the Company has followed a program first initiated in 1968 under which the Board paid to certain of the executive officers of the Company as bonus compensation during each year an aggregate sum not to exceed 3.0% of the consolidated earnings (before taxes) of the Company during such year. Based upon the advice of Towers Perrin for 1999, the Compensation Committee continued this program in order to further its established objectives. For each year, the Compensation Committee determines each respective executive officer's (including the Chairman of the Board's, the Chief Executive Officer's and the Chairman of the Executive Committee's) percentage of participation in the bonus pool based on the specific job responsibilities of each participating officer. The bonus pool (consisting of up to 3.0% of consolidated pre-tax earnings) is divided among the participating officers based upon such percentages. Total executive bonuses are generally less than 50 percent of the executive's base salary. The Chairman of the Board's annual bonus for 1999 was $196,706 (compared to $148,608 in 1998). The Chief Executive Officer's annual bonus for 1999 was $196,706 (compared to $148,608 in 1998). The Chairman of the Executive Committee's annual bonus for 1999 was $393,413 (compared to $337,745 in 1998). The increase in bonus compensation from prior years reflects the Company's record profitability for 1999. Bonus compensation paid to such individuals for 1999 is included in the Summary Compensation Table. As previously mentioned in the discussion of Consulting Agreements, the Chairman of the Board of Directors' Executive Committee (as well as the Vice Chairman of the Company) will retire as an employee of the Company on April 1, 2000 and will not participate in the short-term incentive plan in 2000.

	Long-term incentive awards are made under the Company's 1992 Associate Incentive Stock Plan which authorizes restricted stock awards, stock option grants and stock appreciation rights. The Incentive Stock Plan was adopted to provide incentives to encourage employee contribution to the Company's stability and growth. The members of the Compensation Committee administer the Plan. Restricted stock was awarded to the Chairman of the Board, the Chief Executive Officer and the Chairman of the Executive Committee and to other executive officers in 1999 and 1997 as set forth in the Summary Compensation Table, but no stock was awarded in 1998.

	Also during 1999, the Committee engaged Towers Perrin to give advice with respect to the Company's executive compensation program for 2000. The consultant determined a pier group of companies in the insurance industry and surveyed available compensation data for such companies to ascertain competitive levels of base compensation and long and short-term incentive compensation. As a result of the consultant's recommendation, for 2000, the Company has implemented a new program for short-term incentive compensation and long-term incentive awards. With respect to short-term incentive compensation, the consultant proposed a plan that ties executive bonuses to the achievement of stipulated goals for top-line growth in revenues and also for profitability and proper use of capital as measured by the Company's after-tax return on beginning shareholders' equity. With respect to long-term incentive, the consultant recommended, and the Committee implemented, a program that would tie a portion of executive stock awards to specific performance measures. The specific measure selected was a target of growth in shareholders' equity per share over a three year period.

	Generally, cash compensation in excess of $1,000,000 paid to covered employees, as that term is defined by the internal revenue code, of a Company may not be deductible by a corporate taxpayer. In 1999, this limitation had no effect on the Company because, as permitted by the terms of existing benefit plans, J.P. Hayden, Jr., deferred a portion of his cash compensation. For 2000, the Compensation Committee has designed compensation policies for its executive officers using short-term incentive compensation and long-term incentive awards so that it is not expected that cash compensation to any covered employee will exceed $1,000,000.

	The Compensation Committee is composed of the following four independent non-employee directors:

					James E. Bushman
					James H. Carey
					William J. Keating
					David B. O'Maley

			    FIVE YEAR TOTAL RETURN

	      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
AMONG THE MIDLAND COMPANY, THE AMERICAN STOCK EXCHANGE INDEX**, THE RUSSELL 2000
	   EQUITY INDEX AND THE S&P PROPERTY AND CASUALTY GROUP.***

				  1994    1995    1996    1997    1998    1999
				 ------  ------  ------  ------  ------  ------
MIDLAND                           100     115.1    91.7   152.1   176.5   153.7
S&P PROPERTY & CASUALTY GROUP     100     135.4   164.5   239.3   222.7   166.0
RUSSELL 2000                      100     126.2   144.8   174.6   168.5   201.6
AMEX COMPOSITE                    100     122.4   134.5   157.9   158.9   202.2


	*      Total return assumes reinvestment of dividends.
	** The American Stock Exchange Index is no longer being used for comparative purposes by the Company because the Company ceased to be listed on the American Stock Exchange during 1999 as a result of the Company's decision to become listed on the NASDAQ National Market System. Future comparisons of cumulative total return will be made to the Russell 2000 Equity Index rather than the American Stock Exchange Index.
	*** Assumes $100 invested on December 31, 1994 in The Midland Company common stock, the American Stock Exchange Index, the Russell 2000 Equity Index and the S&P Property and Casualty Group.


			     SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at the 2001 annual meeting must be received at the Company's executive offices on or before December 14, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


			     COST OF SOLICITATION

	The cost of preparing and mailing this proxy statement and the accompanying notice of meeting and proxy, and any additional material relating to the meeting, and the cost of soliciting proxies, will be borne by the Company.

				OTHER MATTERS

	The Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters not now known properly come before the meeting, the persons named in the enclosed proxy or their substitute, will vote said proxy in accordance with their judgment of such matters. The form of proxy grants discretionary authority to the designated proxies to vote on: (i) any matters that come before the meeting, other than those set forth in the Company's proxy statement; or (ii) matters as to which adequate notice has not been received by the Company. In order for a notice to be deemed adequate for the Company's 2001 annual shareholder meeting it must be received at the Company's executive offices on or before January 31, 2001.

	The above notice and proxy statement are sent by order of the Board of Directors.



						JOHN I. VON LEHMAN
						     Secretary


Dated: March 17, 2000



Shareholders may obtain without charge a copy of the Company's 1999 report to the Securities and Exchange Commission on Form 10-K by sending a request to:
Office of the Chief Financial Officer - 10-K Report, The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102.

				     PROXY
			     The Midland Company
			    7000 Midland Boulevard
			       Amelia, OH 45102

	 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Joseph P. Hayden III, John W. Hayden and John
I. Von Lehman, and each of them, attorneys, with the powers which the undersigned would possess if personally present, including the power of substitution, to vote, cumulatively or otherwise, all shares of the undersigned at the Annual Meeting of Stockholders of The Midland Company to be held at the Company's offices, 7000 Midland Boulevard, Amelia, Ohio 45102, at 10:00 A.M. on the 13th day of April, 2000, and at any adjournment thereof. The above proxies are hereby instructed to vote as shown on this card.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON ALL PROPOSALS. PLEASE MARK AN X IN ONE BOX UNDER EACH ITEM.

1.     ELECTION of five (5) Directors
       ___ FOR all nominees listed below.
       ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

Michael J. Conaton
Jerry A. Grundhofer
Joseph P. Hayden III
William J. Keating
John R. LaBar

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.

	_______________________________________________________________________


2.      PROPOSAL to approve adoption of the Associates Discount Stock Purchase
Plan.
	___ FOR            ___ AGAINST            ___ ABSTAIN

3. PROPOSAL to approve the Amended and Restated 1992 Associate Incentive Stock Plan.
	___ FOR            ___ AGAINST            ___ ABSTAIN

4. PROPOSAL to approve amendment to the Stock Option Plan for Non-Employee Directors.
	___ FOR            ___ AGAINST            ___ ABSTAIN

5. PROPOSAL to approve an amendment to the Amended and Restated Code of Regulations.
	___ FOR            ___ AGAINST            ___ ABSTAIN

6. PROPOSAL to ratify and approve the appointment of DELOITTE & TOUCHE LLP as independent auditors of the Company.
	___ FOR            ___ AGAINST            ___ ABSTAIN

The Midland Company
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263

DIRECTIONS TO THE MIDLAND COMPANY
ANNUAL SHAREHOLDERS MEETING
APRIL 8, 1999

FROM I-75 OR I-71 IN THE GREATER
CINCINNATI AREA

I-275 East
Exit Beechmont/Amelia (Rt. 125)
Head east on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

FROM DOWNTOWN CINCINNATI

I-471 South
I-275 North/East to Columbus
Exit Beechmont/Amelia (Rt. 125)
Turn right (east on Rt. 125)
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

fold and detach here

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This Proxy when executed will be voted in the manner directed by the undersigned STOCKHOLDER(S). If no direction is made, this PROXY will be voted FOR all Proposals.
		    ALL FORMER PROXIES ARE HEREBY REVOKED.

						Dated:__________________, 2000

						__________________________
						(Signature of Stockholder)

						__________________________
						(Signature of Stockholder)

(Please sign exactly as your name or names appear above. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)